SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

8723 Bellanca Avenue, Building A, Los Angeles, CA 90045
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 670-0132

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On March 28, 2007, the Company entered into a securities purchase agreement (the “March 28 Agreement”) with an accredited investor (the “Investor”) to obtain funding for working capital.

Pursuant to the March 28 Agreement, the Company sold a 10% Subordinated Promissory Note in the aggregate principal amount of $25, 000 (the “March 28 Note”), 150,000 restricted shares of the Company’s Common Stock, and warrants to purchase 100,000 shares of the Company’s restricted Common Stock at $0.15 per share. The March 28 Note is due and payable at the earlier of (i) March 21, 2008 or (ii) upon the occurrence of an event of default, as defined therein.

The Company may (i) prepay the outstanding principal balance and unpaid accrued interest of the Notes in full or (ii) convert the outstanding principal balance and unpaid accrued interest of the Notes into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion price per share equal to 50% of the average market price during the five (5) days prior to conversion, immediately prior to or concurrently with the consummation of any sale of securities of the Company occurring after the date of the Agreement and having gross proceeds to the Company of at least $1,000,000.

In connection with the Agreements, the Company agrees to file a registration statement with the Commission in order to register the Conversion Shares, together with any Bonus Shares (as such term is defined below) (collectively, the “Registrable Shares”), for resale and to cause such registration to be declared effective by the Commission within seven (7) months of the date of issuance of the applicable Note. In the event that the registration statement is not declared effective by the Commission on or before the seven-month anniversary of the date of issuance of the applicable Note, the Company shall, at the first day of each calendar month thereafter and continuing for so long as the Registrable Shares are not registered, issue 15,000 shares of Common Stock to the Investor under the March 28 Note.

The Chief Executive Officer of the Company, Joe Shortal, personally guaranteed payment in full of all of the principal, interest and other monetary obligations of the Company under the Notes.

The securities issued under the Agreements were offered and sold to the Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing descriptions of the Agreements and Notes, together with the related warrant agreements are qualified in their entirety by reference to the full text of the Agreements, Notes and related warrant agreements, copies of which is filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement and 10% Promissory Note for $25,000

4.2	Form of Warrant Agreement for the purchase of common shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: April 3, 2007	/s/ Jack Mott
Jack Mott, Chief Financial Officer and Chief Operating Officer